UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014

RESTORGENEX CORPORATION

NEVADA	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities

Effective July 24, 2014, the Board of Directors approved the grant of stock options to the following officers and directors: (a) Yael Schwartz, Executive Vice President of Preclinical Development, options to purchase 119,482 shares; (b) David Sherris, Chief Scientific Officer and Director, options to purchase 119,482 shares; (c) Stephen M. Simes, Chief Executive Officer, options to purchase 542,975 shares; (d) Sol Barer, Chairman of the Board, options to purchase 123,287 shares; (e) Isaac Blech, Director, options to purchase 87,449 shares; (f) Rex Bright, options to purchase 61,085 shares; (g) Craig Abolin, Vice President of Pharmaceutical Sciences, options to purchase 59,729 shares; (h) Tim Boris, General Counsel, options to purchase 79,655 shares; (i) Phil Donenberg, Chief Financial Officer, options to purchase 271,475 shares; and, Nelson Stacks, Director, options to purchase 61,374 shares. All of the options are for a term of 10 years at an exercise price of $3.92 per share and vest quarterly over a three-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	RESTORGENEX CORPORATION By: /s/ Stephen M. Simes Stephen M. Simes, Chief Executive Officer